Exhibit 99(c)

   INFORMATION

FOR IMMEDIATE RELEASE	Furniture Brands International Inc. 101 South Hanley Road St. Louis, Missouri 63105 For Further Information Call Marty Richmond 314-863-1100

FURNITURE BRANDS INTERNATIONAL DECLARES

QUARTERLY DIVIDEND OF $0.16 PER COMMON SHARE

St. Louis, Missouri, October 26, 2006 -- The Furniture Brands International (NYSE:FBN) Board of Directors declared today a quarterly dividend of $0.16 per common share payable November 24, 2006 to shareholders of record at the close of business on November 6, 2006.

Furniture Brands International is one of America’s largest residential furniture companies. The company produces, sources and markets its products under six of the best-known brand names in the industry – Broyhill, Lane, Thomasville, Henredon, Drexel Heritage and Maitland-Smith.